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                                                                 EXHIBIT 4(l) TO
                                                 1997 ANNUAL REPORT ON FORM 10-K



                         MORTGAGE MODIFICATION AGREEMENT

                                     between

                              ELLETT BROTHERS, INC.

                                       and

                        THE BANK OF NEW YORK, AS TRUSTEE

                         Dated as of September 12, 1997











                                    Recording Reference: Mortgage and Security
                                    Agreement, dated as of November 1, 1988, recorded in Book 1235 at page 192 in the office of the RMC for Lexington County, South Carolina on December 1, 1988.

                                    This instrument prepared by and after
                                    recording returned to:

                                    Samuel W. Howell, IV
                                    Haynsworth, Marion, McKay & Guerard, L.L.P.
                                    134 Meeting Street, Fourth Floor
                                    Post Office Box 1119
                                    Charleston, South Carolina  29402


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STATE OF SOUTH CAROLINA    )
                           )                     MORTGAGE MODIFICATION AGREEMENT
COUNTY OF LEXINGTON        )

         THIS MORTGAGE MODIFICATION AGREEMENT, made as of the 12th day of September, 1997, by and between ELLETT BROTHERS,INC., a South Carolina corporation "Mortgagor"), and THE BANK OF NEW YORK (the "Trustee"), as successor to Citizens and Southern Trust Company, (South Carolina), National Association, as trustee under that certain Trust Indenture, dated as of November 1, 1988 (the "Indenture"), between Lexington County, South Carolina (the "County") and Citizens and Southern Trust Company (South Carolina), National Association, as Trustee.

                               W I T N E S S E T H

         WHEREAS, the County issued its Industrial Revenue Refunding Bonds, Series 1988 (Ellett Brothers Limited Partnership Project) in the original principal amount of $9,100,000 (the "Bonds"); and

         WHEREAS, the County loaned the proceeds of the Bonds to Ellett Brothers Limited Partnership, a North Carolina limited partnership (the "Original Mortgagor") pursuant to a Loan Agreement, dated as of November 1, 1988 (the "Loan Agreement"), between the County and the Original Mortgagor for the purpose of refinancing certain real and personal property in Lexington County, South Carolina (the "Project"); and

         WHEREAS, the Original Mortgagor evidenced its obligations under the Loan Agreement by that certain promissory note, dated December 1, 1988 (the "Note") in the original principal amount of $9,100,000 to the County which the County assigned to the original trustee by assignment dated December 1, 1988; and

         WHEREAS, the County secured its obligations under the Bonds by assigning all of its right, title, and interest (except for certain rights to receive indemnification and the payment of expenses) under the Loan Agreement to the predecessor to the Trustee pursuant to the terms of the Indenture; and

         WHEREAS, the Original Mortgagor secured its obligations under the Note and the Loan Agreement, as assigned by the County to the Trustee, by giving the original trustee a Mortgage and Security Agreement, dated as of November 1, 1988, and recorded in Book 1235 at page 192 in the Office of the RMC for Lexington County, South Carolina (the "Mortgage"), which mortgage constitutes a first perfected lien and security interest upon the Project; and

         WHEREAS, pursuant to the terms of an Assignment and Assumption Agreement, dated as of June 9, 1993, and Recorded in the Lexington County R.M.C. Office in Book 2576 at page 136, the Mortgagor has succeeded to all rights and obligations of the Original Mortgagor with respect to the Loan Agreement, the Note, and the Mortgage; and
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                                                                 EXHIBIT 4(l) TO
                                                 1997 ANNUAL REPORT ON FORM 10-K

         WHEREAS, the Trustee is successor trustee in compliance with the terms of the Indenture to Citizens and Southern Trust Company (South Carolina), National Association; and

         WHEREAS, The Depository Trust Company, under its nominee name Cede & Co., is the registered owners of all of the outstanding Bonds on behalf of its beneficial owner The Bank of New York, as custodian (the "Custodian") on behalf of Municipal Income Opportunities Trust and Municipal Income Trust II, funds managed by Dean Witter InterCapital, Inc. (collectively, the "Bondholder"); and

         WHEREAS, the Bonds bear interest at a rate of 10.625% and the Mortgagor has requested and the Bondholder has agreed, to reduce the interest rate on the Bonds to 7.5% and to make certain other modifications to the Bonds; and

         WHEREAS, by ordinance enacted on September 8, 1997, the County Council of Lexington County, South Carolina authorized the amendment of the Bonds, the Indenture, and the Loan Agreement to provide for a reduction of the interest rate and certain other changes as aforesaid and the issuance of Amended Bonds (the "Amended Bonds") to replace the Bonds; and

         WHEREAS, the Loan Agreement is being amended pursuant to a First Amendatory Loan Agreement, of even date herewith, executed by and among the Mortgagor, the County, the Trustee, and the Bondholder (the Loan Agreement as amended by the First Amendatory Loan Agreement is hereinafter referred to as the "Amended Loan Agreement"); and

         WHEREAS, the Indenture is being supplemented pursuant to a First Supplemental Trust Indenture, of even date herewith, executed by and among the Mortgagor, the County, the Trustee, and the Bondholder (the Indenture as supplemented by the First Supplemental Trust Indenture is hereinafter referred to as the "Supplemented Indenture"); and

         WHEREAS, the Note is being amended pursuant to a Note Modification Agreement, of even date herewith, executed by and among the Mortgagor, the County, the Trustee, and the Bondholder (the Note as amended by the Note Modification Agreement is hereinafter referred to as the "Amended Note"); and

         WHEREAS, the Trustee, with the consent of the Bondholder, and the Mortgagor, mutually desire to modify and amend the provisions of the Mortgage in the manner hereinafter set out, it being specifically understood that except as herein modified and amended, the terms and provisions of the Mortgage shall remain unchanged and continue in full force and effect as therein written.

         NOW, THEREFORE, the Mortgagor and the Trustee, in consideration of the premises and the sum of One Dollar ($1.00) to each in hand paid by the other, receipt of which is acknowledged

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                                                                 EXHIBIT 4(l) TO
                                                 1997 ANNUAL REPORT ON FORM 10-K

by each, do hereby agree that the Mortgage should be, and the same hereby is, modified and amended as follows:

         A. The recitals set forth above are incorporated herein by reference and shall be deemed to be part of this Agreement.

         (2) All references in the Mortgage to the Bonds shall hereinafter be deemed to refer to the Amended Bonds and the Mortgage hereby secures the Amended Bonds, as well as those other obligations of the Mortgagor referred to in the Mortgage.

         (3) All reference in the Mortgage to the Loan Agreement shall hereinafter be deemed to refer to the Amended Loan Agreement and the Mortgage hereby secures the Amended Loan Agreement, as well as those other obligations of the Mortgagor referred to in the Mortgage.

         (4) All references in the Mortgage to the Indenture shall hereinafter be deemed to refer to the Supplemented Indenture.

         (5) All references in the Mortgage to the Note shall hereinafter be deemed to refer to the Amended Note and the Mortgage hereby secures the Amended Note.

         IT IS MUTUALLY AGREED by and between the parties hereto that this Agreement shall become a part of the Mortgage by reference that nothing herein contained shall impair the security now held for the Amended Bonds, the Amended Loan Agreement, or the Amended Note, nor shall waive, annul, vary, or affect any provision, condition, covenant, or agreement contained in the Mortgage except as herein amended, nor affect or impair any rights, powers, or remedies under the Mortgage as hereby amended. Furthermore, the Trustee does hereby reserve all rights and remedies it may have as against all parties who may be or may hereafter become primarily or secondarily liable for the repayment of the indebtedness evidenced by the Amended Bonds, the Amended Loan Agreement, or the Amended Note.

         The Mortgagor promises and agrees to perform all of the requirements, conditions, and obligations under the terms of the Mortgage, as hereby modified and amended, said document being hereby ratified and affirmed. The execution and delivery hereof shall not constitute a novation or modification of the lien, encumbrance, or security title of the Mortgage which document shall retain its priority as originally filed for record.

         This Agreement shall be binding upon and inure to the benefit any assignee or the respective heirs, executors, administrators, successors, and assigns of the parties hereto.

         This Agreement may be executed in any number of counterparts, each of which shall be an

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                                                                 EXHIBIT 4(l) TO
                                                 1997 ANNUAL REPORT ON FORM 10-K

original but all of which taken together shall constitute one and the same instrument, and any other parties hereto may execute any of such counterparts.

         This Agreement shall be construed, interpreted, enforced, and governed by and in accordance with the laws of the State of South Carolina.


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                                                                 EXHIBIT 4(l) TO
                                                 1997 ANNUAL REPORT ON FORM 10-K


         IN WITNESS WHEREOF, this instrument has been executed under seal by the parties hereto and delivered as of the date and year first above written.



WITNESS:                                      ELLETT BROTHERS, INC.

/s/ Danielle Hartman
---------------------                         By: /s/ E. Wayne Gibson
/s/ Carrie L. Shank                               -----------------------
---------------------                         Its: Secretary



WITNESS:                                      THE BANK OF NEW YORK,
                                              as Trustee
/s/ Mary Heintz
---------------------
/s/ T. Connelly                               By:  /s/ Watson T. Barger
---------------------                              ----------------------
                                              Its: Agent


         The undersigned hereby consents to the aforesaid Mortgage Modification Agreement.


WITNESS                                       THE BANK OF NEW YORK, as Custodian


------------------------------                By:
                                                  -----------------------------
                                              Its:
------------------------------                    -----------------------------


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                                                                 EXHIBIT 4(l) TO
                                                 1997 ANNUAL REPORT ON FORM 10-K


STATE OF NORTH CAROLINA             )
                                    )            PROBATE
COUNTY OF NASH                      )


         PERSONALLY appeared before me the undersigned witness who, being duly sworn, deposed and said that (s)he saw E. Wayne Gibson, the Secretary of Ellett Brothers, Inc. sign, seal and deliver the foregoing Mortgage Modification Agreement and that (s)he, together with the other witness, whose name appears as a witness, witnessed the execution thereof.



                                               /s/ Patricia J. Hollman
                                               -----------------------

SWORN to and subscribed before me
This 11th day of September, 1997.


/s/ Becky W. Butler                (SEAL)
-----------------------------------
NOTARY PUBLIC FOR NORTH CAROLINA

My commission expires:  2-6-2001


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                                                                 EXHIBIT 4(l) TO
                                                 1997 ANNUAL REPORT ON FORM 10-K


STATE OF FLORIDA                    )
                                    )            PROBATE
COUNTY OF DUVAL                     )


         PERSONALLY appeared before me the undersigned witness who, being duly sworn, deposed and said that (s)he saw Watson T. Barger, the Agent of The Bank of New York, as trustee, sign, seal and deliver the foregoing Mortgage Modification Agreement and that (s)he, together with the other witness, whose name appears as a witness, witnessed the execution thereof.



                                                 /s/ Mary T. Heintz
                                                 ------------------

SWORN to and subscribed before me
this 11th day of September, 1997.


/s/ Michelle O'Donnell          (SEAL)
--------------------------------
NOTARY PUBLIC FOR THE STATE OF FLORIDA

My commission expires: 10/18/1999



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                                                                 EXHIBIT 4(l) TO
                                                 1997 ANNUAL REPORT ON FORM 10-K


STATE OF NEW YORK                   )
                                    )            PROBATE
COUNTY OF NEW YORK                  )


         PERSONALLY appeared before me the undersigned witness who, being duly sworn, deposed and said that (s)he saw Helena Morales, the Authorized Signature of The Bank of New York, as custodian, sign, seal and deliver the foregoing consent to Mortgage Modification Agreement and that (s)he, together with the other witness, whose name appears as a witness, witnessed the execution thereof.




                                                 /s/ Helena Morales
                                                 ------------------

SWORN to and subscribed before me
this 12th day of September, 1997.


/s/ Joan K. DeCelie         (SEAL)
----------------------------
NOTARY PUBLIC FOR THE STATE OF NEW YORK

My commission expires: 9/30/1999



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